UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 30, 2011

Date of Report (Date of earliest event reported)

ONVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29609	91-1859172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Olive Way, Suite 400 Seattle, Washington 98101
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 282-5170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 30, 2011, Onvia’s Board of Directors adopted amendments to Article VI of the corporation’s bylaws, which relates to indemnification, to (i) provide that indemnification for directors and officers is to the fullest extent permitted by the Delaware General Corporation Law, as amended, as currently in effect, or as may be later amended if the amendment allows for broader indemnification coverage; (ii) clarify the types of proceedings for which indemnification is applicable and define the classes of expenses, losses and liabilities covered by indemnification; (iii) define the standard of conduct required for indemnification; (iv) provide that the indemnification and expense advancement rights under the bylaws are contract rights that vest at the time of a person’s service to Onvia and survive the termination of an indemnified person’s service; and (v) make other technical and conforming changes. A copy of the amended and restated bylaws that reflect these amendments is attached as Exhibit 3.2 and is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Onvia effective August 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onvia, Inc.

September 1, 2011	By:	/s/ HENRY G. RINER
Henry G. Riner
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Onvia effective August 30, 2011.

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